Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Provident Bankshares Corporation:

We consent to the incorporation by reference in the registration statements on Forms S-3 (Nos. 33-73162, 33-62859, and 333-30678) and Forms S-8 (Nos. 33-19352, 33-22552, 33-37502, 33-51462, 33-92510, 333-34409, 333-45651, 333-58881, 333-90520, 333-106158, 333-115176 and 333-115177) of Provident Bankshares Corporation of our report dated March 15, 2005, except as to the restatement discussed in Note 2 to the consolidated financial statements which is as of December 22, 2005, with respect to the consolidated statements of condition of Provident Bankshares Corporation and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2004, and our report dated March 15, 2005, except as to the second paragraph of Management’s Report on Internal Control over Financial Reporting (as restated) (Item 9A(b)), which is as of December 22, 2005, with respect to management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K/A of Provident Bankshares Corporation.

As discussed in Note 2 to the consolidated financial statements, the consolidated financial statements have been restated.

Our report on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, dated March 15, 2005, except as to the second paragraph of Management Report on Internal Control over Financial Reporting (as restated) (Item 9A(b)), which is as of December 22, 2005, expresses our opinion that Provident Bankshares Corporation did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that there was a material weakness in Provident Bankshares Corporation’s internal control over financial reporting regarding ineffective policies and procedures related to the accounting for certain derivative financial instruments under Statement of Financial Accounting Standard No.133, Accounting for Derivative Instruments and Hedging Activities.

/s/ KPMG LLP

Baltimore, Maryland

December 22, 2005